                                                                     Exhibit 3.5

                                 STATE OF MAINE
                           BATH IRON WORKS CORPORATION

                       RESTATED ARTICLES OF INCORPORATION
             (RESTATEMENT BY SHAREHOLDERS VOTING AS SEPARATE CLASS)

               PURSUANT TO 13-A MRSA SECTION 809, THE UNDERSIGNED
                CORPORATION ADOPTS THESE ARTICLES OF RESTATEMENT.


                FIRST: As set out in detail in "THIRD", one or more classes of shares of the corporation were entitled to vote as a separate class on the restatement of its articles of incorporation set forth in Exhibit A attached hereto.

                SECOND: The restatement set out in Exhibit A attached was adopted by the shareholders (Circle one)

                A.      at a meeting legally called and held on,

                             OR September 13, 1995.

                B.      by unanimous written consent on

                THIRD: On said date, the number of shares of each class outstanding and entitled to vote on said restatement (whether or not entitled to vote as a separate class), the manner in which each such class was entitled to vote (whether or not as a separate class), and the number of shares voted for and against said restatement, respectively, were as follows:

           Designation of                     Manner         No. of Shares
             Each Class                      In Which         Outstanding
          However Entitled                   Entitled         And Entitled      Voted       Voted
               To Vote                       To Vote            To Vote          For       Against
               -------                       -------            -------          ---       -------
Common                                 As Separate Class         1,000          1,000         0
13% Redeemable Exchangeable
Cumulative
Preferred
                                       As Separate Class       1,654,625      1,654,625       0
                                       Total of All Classes    1,655,625      1,655,625       0

                FOURTH: If said restatement provides for exchange, reclassification or cancellation of issued shares the manner in which the same shall be effected is contained in Exhibit B attached hereto, if it is not set forth in the restatement itself.

                FIFTH: If said restatement effects a change in the number of par values of authorized shares the number of shares which the corporation has authority to issue after giving effect to said restatement, is as follows:

                                  Series          Number           Par Value
                    Class        (If Any)       of Shares           (If Any)
                    -----        --------       ---------           --------
                Common                            1,000              $1.00

                The aggregate par value of all such shares (of all classes and series) having par value is $1,000.00.

                The total number of all such shares (of all classes and series) without par value is 0 shares.

                SIXTH: Address of the registered office in Maine: 700 Washington Street, Bath, Maine 04530.

        -----------------------------------
             MUST BE COMPLETED FOR VOTE           BATH IRON WORKS CORPORATION
                 OF SHAREHOLDERS               ---------------------------------
         ---------------------------------           (Name of Corporation)

         I certify that I have custody of      By*
         the minutes showing the above            ______________________________
         action by the shareholders.                      (signature)

                                                 Mark L. Haley, Clerk
         _________________________________     _________________________________
               (signature of clerk)            (type or print name and capacity)

                                               By*
                                                  ______________________________
                                                          (signature)

          Dated:   September 25, 1995          _________________________________
                ________________________       (type or print name and capacity)



-----------------------------

* In addition to any certification of custody of minutes this document MUST be signed by (1) the Clerk OR (2) the President or a vice-president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of the directors or such directors designated by a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders of record of a majority of all outstanding shares entitled to vote thereon OR
(5) the holders of all outstanding shares.

NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in Section 806, or because the articles so provide. For vote necessary for adoption see Section 805.


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



                                    EXHIBIT A

                               RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           BATH IRON WORKS CORPORATION

                Pursuant to 13-A MRSA Section 809, the undersigned corporation adopts these Restated Articles of Incorporation.

                FIRST: The name of the corporation is Bath Iron Works Corporation and its principal business location in Maine is 700 Washington Street, Bath, Maine 04530.

                SECOND: The name of its Clerk, who must be a Maine resident, and the registered office shall be Mark L. Haley, Bath Iron Works Corporation, 700 Washington Street, Bath, Maine 04530.

                THIRD: 1.   The board of directors is authorized to increase or
                            decrease the number of directors.

                       2. The minimum number to which the board may decrease the number of directors who shall constitute the whole board shall be one director and the maximum number to which the board may increase the number of directors who shall constitute the whole board shall be nine directors.

                FOURTH: There shall be only one class of shares which shall be entitled Common Shares. The par value of each Common Share shall be $1.00. The number of Common Shares authorized shall be 1000. The aggregate par value of all authorized Common Shares is $1,000.00.


                FIFTH: Meetings of shareholders may be held outside the State of Maine.

                SIXTH: There are no preemptive rights.



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

                                    EXHIBIT B

        The Corporation currently has issued and outstanding 1,000 shares of Common Stock, $1.00 par value ("Common Stock"), and 1,654,625 shares of 13% Redeemable Exchangeable Cumulative Preferred Stock, $100.00 par value ("Preferred Stock"). Effective upon the filing of the Restated Articles of Incorporation of the Corporation, each share of Preferred Stock of the Corporation outstanding immediately prior to such effective time shall, without any action on the part of the holder thereof, be cancelled.



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